Exhibit 10.2

PROTEO, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made this 29th day of February, 2020 by and between PROTEO, INC., a Nevada corporation with its principal place of business at 2102 Business Center Drive, Irvine, CA 92612 (the “Company”) and the Purchaser of its stock, Diethelm Siebuhr, Babentwiete 12, Großhansdorf, Germany (“Purchaser”).

RECITALS

A.	The Company is engaged in research and development of pharmaceuticals. The Company now is willing to sell shares of its Common stock, on terms as stated herein.

B.	The Company has authorized 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. Currently, 24,879,350 shares of the Company’s common stock and 1,013,390 shares of the Company’s preferred stock are issued and outstanding.

C.	The Company desires to issue 8,500,000 shares of the Company`s Common Stock to one or several parties. Purchaser and the Company now mutually desire for Purchaser to purchase 4,250,000 shares of the Company’s Common Stock at the price per share determined herein, on the terms and conditions stated herein.

AGREEMENT

In consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the Company and Purchaser agree as follows.

1.            Purchase and Sale of Shares.

1.1	Sale of Shares. The Company and its Board of Directors has authorized the issuance and sale of 4,250,000 shares of Common Stock of the Company (the “Purchase Shares”) pursuant to the terms of this Agreement. In reliance upon Purchaser’s representations and warranties contained in Section 4 hereof, and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to Purchaser, and Purchaser agrees to buy from the Company, the Purchase Shares.

1.2	Price per Share. The price per share shall be $0.0247 per share, totaling to $104,975 for the Purchase Shares (the “Purchase Price”).

2.            Closing; Issuance and Delivery of Shares.

2.1	Closing. The closing of the sale under this Agreement (the "Closing"), shall be held within five (5) working days following the date of the Agreement ("Closing Date"), at the offices of the Company or on such earlier date or at such other place as the Parties may agree.

2.2	Payment of Purchase Price. On Closing, the Purchaser shall pay the Company the Purchase Price. The payment shall be in United States funds by wire transfer or by other means of payment as shall have been agreed upon by the Purchaser and the Company prior to payment.

2.3

Issuance and Delivery. On or prior to the Closing Date, subject to the terms and conditions hereof, and conditioned upon receipt of the Purchase Price with respect thereto, the Company shall deliver to the Purchaser the applicable Purchase Shares to a book entry account registered in the name of Purchaser, or his designee.

2.4 Acknowledgement. The parties acknowledge and agree that the offer and sale of the Purchase Shares has occurred outside of the United States.

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3.            Representations and Warranties of the Company.

The Company hereby represents and warrants to Purchaser as of the date hereof as follows, and all such representations and warranties shall be true and correct as of any Closing Date as if then made and shall survive the Closing.

3.1	Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Nevada. The Company has all requisite power and authority to own or lease its properties and to conduct its business as now conducted. The Company holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. The Company is qualified as a foreign corporation and is in good standing in any states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

3.2	Capitalization. The Company is authorized to issue 300,000,000 shares of Common Stock of which 24,879,350 shares are outstanding at the date of this Agreement. The Company is authorized to issue 10,000,000 shares of Preferred Stock of which 1,013,390 shares are outstanding at the date of this Agreement. All of the issued and outstanding shares of Common Stock and Preferred Stock on the Closing Date are or will have been duly authorized, validly issued and then fully paid and non-assessable. The Company’s right to issue shares of its stock otherwise shall not be limited by any provision herein.

3.3	Authority. The Company has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon their execution and delivery by the Company, such document will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.4	Issuance of Shares. The Purchase Shares, when issued pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

3.5	No Conflict with Law or Documents. The execution, delivery and consummation of this Agreement, and the transactions contemplated hereby, will not (a) conflict with any provisions of the Articles of Incorporation or Bylaws of the Company; (b) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any mortgage, indenture, lease, agreement or other instrument, permit, franchise license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company, except where such violation or default would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

3.6	Consents, Approvals and Private Offering. Except for any filings required under Federal and applicable state securities laws, all of which shall have been made as of the Closing Date to the extent required as of such time, no permit, consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby.

4.            Representations and Warranties of Purchaser.

Purchaser hereby represents, warrants and covenants with the Company as follows:

4.1	Legal Power. Purchaser has the requisite power, as appropriate, and is authorized to enter into this Agreement, to purchase the Purchase Shares hereunder, and to carry out and perform his, her or its obligations under the terms of this Agreement.

4.2	Due Execution. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

4.3	Investment Representations.

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Purchaser represents and agrees that:

4.3.1

The Purchase Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents, warrants and undertakes that (i) none of the owners of Purchaser are or will be U.S. persons, and (ii) it has not offered or sold, and will not offer and sell any securities (a) as part of their distribution at any time and (b) otherwise until one (1) year after the later of the commencement of the Offering and the Closing Date, except in accordance with Regulation S, and it has not and will not engage in any hedging transactions involving the securities unless in compliance with the Securities Act. Each Purchaser also agrees that, at or prior to confirmation of sale of Purchase Shares, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one (1) year after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. No hedging transaction can be conducted with regard to the securities except as permitted by the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this Section 4.3.1 have the meanings given to them by Regulation S.

4.3.2	Purchaser is able to bear the risks associated with accepting the Purchase Shares, including the risk of loss of the entire investment in the Purchase Shares. Purchaser has received and reviewed any and all information Purchaser deemed necessary to evaluate its investment.

4.3.3	Purchaser understands that the Purchase Shares have not been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration and each certificate representing the Purchase Shares will be endorsed with the following legend:

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT; and

(b)	Any legend required to be placed thereon by applicable federal or state securities laws.

5.            Term and Termination

5.1	Term. This Agreement shall expire upon total payment of the Purchase Price and issuance of the Purchase Shares to Purchaser. Purchaser’s representations, warranties, and covenants shall survive the termination of this Agreement.

5.2.	The Company may cancel this agreement upon:

(i)	any misrepresentation or omission of or on behalf of the Purchaser made to the Company in connection with this Agreement;

(ii)	adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor’s relief law by or against the Purchaser, or failure of the Purchaser to generally pay its debts as they become due; or

(iii)	failure of the Purchaser to pay the Purchase Price prior to March 20, 2020.

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6.            Miscellaneous.

6.1	Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

6.2	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3	Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4	Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5	Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

6.6	Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or when sent by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt request) in each case to the appropriate address set forth below.

If to the Company:	PROTEO, INC.
ATTN: CEO
2102 Business Center Drive
Irvine, CA 92612

If to Purchaser:	Diethelm A. Siebuhr
Babentwiete 12
D-22927 Großhansdorf

6.7	Titles and Subtitles. The titles of paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not be not considered in construing this Agreement.

6.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

“COMPANY”

PROTEO, INC. a Nevada Corporation

By: /s/ Oliver Wiedow

Name: Oliver Wiedow
Title: President and CEO

“PURCHASER”

By: /s/ Diethelm A. Siebuhr

Name: Diethelm A. Siebuhr

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